EXHIBIT 99.1

LHC Group Announces Second Quarter 2019 Financial Results

Strong Execution on Organic Growth and M&A Strategy
Affirms 2019 Guidance

LAFAYETTE, La., Aug. 07, 2019 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended June 30, 2019. Unless otherwise noted, all results for the second quarter ended June 30, 2019 are compared with the second quarter ended June 30, 2018.

Second Quarter of 2019 Financial Results - All Businesses on Track for First Half of 2019

  Net service revenue increased 3.2% to $517.8 million.
  Net income attributable to LHC Group’s common stockholders increased 48.8% to $25.0 million. Earnings per diluted share attributable to LHC Group’s common stockholders increased 45.4% to $0.80 which includes the effect of costs and expenses described within the adjusted results below.
  Adjusted net income attributable to LHC Group’s common stockholders increased 28.8% to $33.3 million. Adjusted earnings per diluted share attributable to LHC Group’s common stockholders increased 27.4% to $1.07.
  Adjusted results for the second quarter of 2019 exclude transaction and other transition related costs and expenses and charges and expenses related to certain closures and relocations in the aggregate amount of $8.3 million after tax, or $0.27 per diluted share.
  Organic growth in home health admissions was 9.1% excluding Almost Family locations.
  Organic growth in home health revenue was 6.6% excluding Almost Family locations.
  Organic growth in hospice admissions was 9.6% excluding Almost Family locations.

A reconciliation of all non-GAAP financial results in this release appears on page 12.

Operational and Strategic Highlights

  LHC Group quality and patient satisfaction scores continue to exceed the national average and outpace industry peers with 99% of its same store locations having CMS Quality Star ratings of four stars or greater when excluding Almost Family locations and other recent acquisitions. We continue to experience quarter over quarter improvement in each of our quality and patient satisfaction scores through our Almost Family locations and other recently acquired locations.
  LHC Group realized a total of approximately $7.8 million in pre-tax cost synergies in the second quarter from its acquisition of Almost Family, which now brings the realized cost synergies to an annual run rate of $31.2 million.
  To date in 2019, LHC Group has acquired or agreed to acquire 15 home health, six hospice, and three home and community based services locations in seven states and the District of Columbia, the majority of which are hospital joint ventures. These acquisitions represent approximately $81.0 million in annualized revenue.

Commenting on the results, Keith G. Myers, LHC Group’s Chairman and Chief Executive Officer, said, “Since our founding 25 years ago, change in the healthcare industry is something to which we are accustomed and has transformed us into the leader we are today in in-home healthcare. Navigating change requires organizational alignment, leadership and clinical alignment. With a seat at the table with our more than 350 hospital system joint venture partners and with payors in value-based arrangements, we are uniquely positioned to benefit from the transition of patients to the most clinically appropriate, cost-effective setting possible – within the comfort and privacy of the home or place of residence.”

“At LHC Group, we are always clinically focused and ensure that within any model of care that we are patient-first, outcomes-based, and deliver industry leading quality and patient satisfaction,” added Myers. “This commitment, backed by an exceptionally deep team and national scale, continues to generate strong organic growth. It also provides the foundation for the compelling value proposition so attractive to joint venture partners and for the pursuit of new growth opportunities that can extend our in-home healthcare footprint.”

M&A Strategy - Executing on Strong Pipeline of Joint Ventures and Acquisitions
On January 31, 2019, LHC Group and Unity Health finalized an equity partnership agreement to purchase and share ownership of two home health providers in Arkansas: Unity Health – White County Medical Center Home Health in Searcy and Unity Health – Harris Medical Center Home Health in Newport. These agencies, which serve their local communities and the Northeast Arkansas region, represent annualized revenue of approximately $3.5 million.

LHC Group and Geisinger Home Health and Hospice, and AtlantiCare Home Health and Hospice finalized their joint venture partnership to enhance home health and hospice services at Geisinger locations in Pennsylvania on April 1, 2019 and at AtlantiCare - a Member of Geisinger in Atlantic County, New Jersey, on June 1, 2019. These agencies, which serve their local communities in the states of Pennsylvania and New Jersey, represent annualized revenue of approximately $35.0 million.

On July 30, 2019, LHC Group agreed to purchase a home health and home and community based services (HCBS) provider located in Baltimore from VNA of Maryland and Elite Home Care Services. The agreement includes 100 percent of the provider’s assets and is expected to close on September 1, 2019, subject to customary closing conditions. LHC Group expects annualized revenue from this acquisition of approximately $35.0 million.

On August 1, 2019, LHC Group and Capital Regional Medical Center (CRMC) finalized their joint venture to purchase from SSM Health the assets of three home health and hospice locations in Jefferson City and Mexico, Missouri. These agencies, which serve their local communities in the state of Missouri, represent annualized revenue of approximately $3.5 million.

On August 1, 2019, LHC Group and Atmore Community Hospital finalized a JV partnership agreement to purchase and share ownership of a home health provider in Atmore, Alabama. The provider will continue operating under the name Atmore Community Home Care, serving patients and families in the community and the region with in-home healthcare. LHC Group expects annualized revenue from this joint venture of approximately $2.0 million.

On August 1, 2019, LHC Group purchased two HCBS locations in West Union and Waverly, Ohio from Comfort Home Care. The agreement includes 100 percent of each location’s assets, which will be consolidated under LHC Group’s existing HCBS provider, HomeCare by Blackstone, in Columbus. LHC Group expects annualized revenue from this acquisition of approximately $2.0 million.

Full Year 2019 Guidance Affirmed - 21.1% Year-over-Year Adjusted Earnings Growth at the Midpoint Continues to be Fueled by Strong Organic Growth and Acquisition Accretion

The Company affirmed its full year 2019 guidance issued on May 8, 2019 for net service revenue in a range of $2.09 billion to $2.14 billion; adjusted earnings per diluted share in a range of $4.25 to $4.35; and Adjusted EBITDA, less non-controlling interest, in a range of $214 million to $220 million.

The Company’s guidance ranges do not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary. The adjusted earnings guidance for 2019 is presented on a non-GAAP basis, as it does not include the impact of transaction related costs, integration related expenses or other expenses related to the acquisition of Almost Family or other acquisitions. Given the difficulty in predicting the future amount and timing of these expenses, the Company cannot reasonably provide a full reconciliation of its fiscal year 2019 adjusted earnings per share guidance to GAAP earnings per share.

Joshua L. Proffitt, LHC Group’s Chief Financial Officer, added, “We are in growth mode for the balance of 2019 and 2020 as we are confident we will thrive no matter the eventual outcome of PDGM or other regulatory initiatives. With the achievement of annualized run rate pre-tax synergies of $31.2 million from the Almost Family acquisition, we continue planning for the next phase of both earnings and top line growth that we expect in 2020 from completion of our final phases of the Almost Family integration, the pursuit of additional revenue synergies and our continual improvements in quality of care and patient satisfaction Star ratings across the former Almost Family locations. Our strong capital structure and available liquidity provide a solid advantage for us to maintain and even increase our M&A activity.”

Conference Call
LHC Group will host a conference call on Thursday, August 8, 2019, at 9:00 a.m. Eastern time to discuss its second quarter 2019 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers: (973) 890-8327). A telephonic replay of the conference call will be available through midnight on August 15, 2019, by dialing (855) 859‑2056 (international callers: (404) 537-3406) and entering confirmation number 2959016.

The Company has posted supplemental financial information on the second quarter results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company’s Investor Relations page. A live webcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing quality, affordable healthcare services to patients in the privacy and comfort of their home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia - reaching 60 percent of the U.S. population aged 65 and older. LHC Group is the preferred in-home healthcare partner for 350 leading hospitals around the country. In 2019, the company was named to the inaugural Forbes list of “America’s Best-in-State Employers.”

Forward-looking Statements
This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2019 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company’s plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company’s  businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company’s services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the  Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the Company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash	$26,737	$49,363
Receivables:
Patient accounts receivable	272,941	252,592
Other receivables	6,153	6,658
Amounts due from governmental entities	1,018	830
Total receivables	280,112	260,080
Prepaid income taxes	4,511	11,788
Prepaid expenses	25,134	24,775
Other current assets	21,310	20,899
Total current assets	357,804	366,905
Property, building and equipment, net of accumulated depreciation of $62,354 and $55,253, respectively	80,088	79,563
Goodwill	1,188,227	1,161,717
Intangible assets, net of accumulated amortization of $15,854 and $15,176, respectively	296,716	297,379
Assets held for sale	2,500	2,850
Operating lease right of use asset	84,638	—
Other assets	19,882	20,301
Total assets	$2,029,855	$1,928,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$79,038	$77,135
Salaries, wages, and benefits payable	81,645	84,254
Self-insurance reserves	32,570	32,776
Current operating lease liabilities	26,453	—
Current portion of long-term debt	—	7,773
Amounts due to governmental entities	5,065	4,174
Total current liabilities	224,771	206,112
Deferred income taxes	46,919	43,306
Income taxes payable	4,671	4,297
Revolving credit facility	230,000	235,000
Long term notes payable	—	930
Operating lease payable	59,980	—
Total liabilities	566,341	489,645
Noncontrolling interest — redeemable	15,467	14,596
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 60,000,000 shares authorized in 2019 and 2018; 35,837,779 and 35,636,414 shares issued in 2019 and 2018, respectively	358	356
Treasury stock — 5,052,927 and 4,958,721shares at cost, respectively	(57,893)	(49,374)
Additional paid-in capital	941,923	937,968
Retained earnings	471,831	427,975
Total LHC Group, Inc. stockholders’ equity	1,356,219	1,316,925
Noncontrolling interest — non-redeemable	91,828	107,549
Total equity	1,448,047	1,424,474
Total liabilities and equity	$2,029,855	$1,928,715

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net service revenue	$517,842	$502,024	$1,020,427	$793,078
Cost of service revenue	325,860	321,004	646,852	509,622
Gross margin	191,982	181,020	373,575	283,456
General and administrative expenses	148,584	149,214	293,805	241,245
Other intangible impairment charge	1,018	778	7,337	778
Operating income	42,380	31,028	72,433	41,433
Interest expense	(2,885)	(3,202)	(5,937)	(4,652)
Income before income taxes and noncontrolling interest	39,495	27,826	66,496	36,781
Income tax expense	9,557	7,170	13,157	8,147
Net income	29,938	20,656	53,339	28,634
Less net income attributable to noncontrolling interests	4,938	3,859	9,483	6,842
Net income attributable to LHC Group, Inc.’s common stockholders	$25,000	$16,797	$43,856	$21,792

Earnings per share:
Basic	$0.81	$0.55	$1.42	$0.90
Diluted	$0.80	$0.55	$1.41	$0.89
Weighted average shares outstanding:
Basic	30,960	30,498	30,899	24,179
Diluted	31,201	30,742	31,188	24,403

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net income	$53,339	$28,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,400	7,548
Amortization of operating lease right of use asset	15,528	—
Stock-based compensation expense	4,392	3,919
Deferred income taxes	4,821	1,714
Loss (gain) on disposal of assets	312	(126)
Impairment of intangibles and other	7,337	778
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(22,704)	(18,897)
Prepaid expenses and other assets	(324)	(6,521)
Prepaid income taxes	5,063	4,624
Accounts payable and accrued expenses	(18,735)	8,729
Income taxes payable	374	—
Net amounts due to/from governmental entities	528	(704)
Net cash provided by operating activities	58,331	29,698
Investing activities:
Purchases of property, building and equipment	(7,599)	(13,760)
Cash acquired from business combinations, net of cash paid	(20,431)	13,086
Net cash used in investing activities	(28,030)	(674)
Financing activities:
Proceeds from line of credit	25,000	270,084
Payments on line of credit	(30,000)	(278,884)
Proceeds from employee stock purchase plan	931	634
Payments on debt	(7,650)	135
Payments on deferred financing fees	—	(1,881)
Noncontrolling interest distributions	(13,857)	(5,763)
Withholding taxes paid on stock-based compensation	(8,519)	(4,095)
Purchase of additional controlling interest	(18,748)	(55)
Exercise of options	(84)	—
Sale of noncontrolling interest	—	3,322
Net cash (used in) financing activities	(52,927)	(16,503)
Change in cash	(22,626)	12,521
Cash at beginning of period	49,363	2,849
Cash at end of period	$26,737	$15,370
Supplemental disclosures of cash flow information:
Interest paid	$4,038	$3,112
Income taxes paid	$4,042	$2,139

Non-cash operating activity: The Company recorded $98.1 million in operating lease right of use assets in exchange for lease obligations.

Non-cash financing activity:  The Company accrued $1.0 million for capital expenditures primarily related to the home office expansion project during the six months ended June 30, 2019.

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2019
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$375,253	$55,057	$52,414	$27,975	$7,143	$517,842
Cost of service revenue	230,545	34,858	39,505	17,572	3,380	325,860
General and administrative expenses	108,958	15,096	11,213	9,335	3,982	148,584
Other intangible impairment charge	748	270	—	—	—	1,018
Operating income (loss)	35,002	4,833	1,696	1,068	(219)	42,380
Interest expense	(2,023)	(323)	(284)	(170)	(85)	(2,885)
Income (loss) before income taxes and noncontrolling interest	32,979	4,510	1,412	898	(304)	39,495
Income tax expense (benefit)	8,070	1,581	(171)	148	(71)	9,557
Net income (loss)	24,909	2,929	1,583	750	(233)	29,938
Less net income (loss) attributable to noncontrolling interests	3,948	898	(267)	365	(6)	4,938
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$20,961	$2,031	$1,850	$385	$(227)	$25,000
Total assets	$1,407,221	$234,789	$240,746	$77,686	$69,413	$2,029,855

	Three Months Ended June 30, 2018
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$360,276	$50,554	$52,753	$28,304	$10,137	$502,024
Cost of service revenue	223,490	32,998	39,682	19,307	5,527	321,004
General and administrative expenses	105,674	15,108	12,444	10,601	5,387	149,214
Other intangible impairment charge	291	—	—	487	—	778
Operating income (loss)	30,821	2,448	627	(2,091)	(777)	31,028
Interest expense	(2,256)	(473)	(158)	(159)	(156)	(3,202)
Income (loss) before income taxes and noncontrolling interest	28,565	1,975	469	(2,250)	(933)	27,826
Income tax expense (benefit)	7,091	483	139	(313)	(230)	7,170
Net income (loss)	21,474	1,492	330	(1,937)	(703)	20,656
Less net income (loss) attributable to noncontrolling interests	3,810	412	(90)	(207)	(66)	3,859
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$17,664	$1,080	$420	$(1,730)	$(637)	$16,797
Total assets	$1,306,773	$189,447	$255,456	$66,665	$63,329	$1,881,670

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2019
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$738,288	$106,793	$104,199	$55,676	$15,471	$1,020,427
Cost of service revenue	456,668	68,034	79,360	35,304	7,486	646,852
General and administrative expenses	213,797	29,949	22,195	18,512	9,352	293,805
Other intangible impairment charges	7,066	271	—	—	—	7,337
Operating income (loss)	60,757	8,539	2,644	1,860	(1,367)	72,433
Interest expense	(4,161)	(666)	(585)	(350)	(175)	(5,937)
Income (loss) before income taxes and noncontrolling interest	56,596	7,873	2,059	1,510	(1,542)	66,496
Income tax expense (benefit)	11,278	2,027	(20)	153	(281)	13,157
Net income (loss)	45,318	5,846	2,079	1,357	(1,261)	53,339
Less net income (loss) attributable to noncontrolling interests	7,728	1,499	(577)	846	(13)	9,483
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$37,590	$4,347	$2,656	$511	$(1,248)	$43,856

	Six Months Ended June 30, 2018
	Home health services	Hospice services	Home and community- based services	Facility- based services	HCI	Total
Net service revenue	$564,463	$93,180	$66,844	$58,454	$10,137	$793,078
Cost of service revenue	353,651	61,016	50,472	38,956	5,527	509,622
General and administrative expenses	171,963	28,406	15,742	19,747	5,387	241,245
Other intangible impairment charges	291	—	—	487	—	778
Operating income	38,558	3,758	630	(736)	(777)	41,433
Interest expense	(3,344)	(690)	(229)	(232)	(157)	(4,652)
Income (loss) before income taxes and noncontrolling interest	35,214	3,068	401	(968)	(934)	36,781
Income tax expense (benefit)	7,814	594	124	(155)	(230)	8,147
Net income (loss)	27,400	2,474	277	(813)	(704)	28,634
Less net income (loss) attributable to noncontrolling interests	6,047	829	(69)	101	(66)	6,842
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$21,353	$1,645	$346	$(914)	$(638)	$21,792

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATIISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Key Data:	2019	2018	2019	2018

Home Health Services:
Locations	539	568	539	568
Acquired	7	253	15	254
De novo	—	—	—	—
Divested/consolidated	(8)	(4)	(16)	(5)
Total new admissions	95,198	93,905	191,388	147,028
Medicare new admissions	57,391	59,012	116,284	92,040
Average daily census	77,137	76,708	76,925	76,708
Average Medicare daily census	49,827	51,279	49,918	51,279
Medicare completed and billed episodes	93,824	96,370	184,795	150,908
Average Medicare case mix for completed and billed Medicare episodes	1.10	1.10	1.10	1.09
Average reimbursement per completed and billed Medicare episodes	$3,084	$2,933	$3,067	$2,871
Total visits	2,562,147	2,505,210	5,083,156	4,000,328
Total Medicare visits	1,686,243	1,703,373	3,353,150	2,712,798
Average visits per completed and billed Medicare episodes	18.0	17.6	18.1	18.0
Organic growth excluding Almost Family (1)(2)
Net revenue	6.6%	9.0%	6.8%	9.0%
Net Medicare revenue	4.7%	5.1%	3.2%	4.9%
Total new admissions	9.1%	7.9%	7.4%	7.2%
Medicare new admissions	1.9%	5.4%	1.0%	4.8%
Average daily census	4.6%	2.3%	4.3%	2.9%
Average Medicare daily census	(0.6)%	(1.0)%	(1.2)%	(0.8)%
Medicare completed and billed episodes	0.2%	2.4%	(0.2)%	1.0%

Hospice Services:
Locations	104	106	104	106
Acquired	5	15	6	15
De novo	—	—	—	—
Divested/Consolidated	(4)	—	(5)	—
Admissions	4,637	4,528	9,225	8,582
Average daily census	4,070	3,659	3,911	3,399
Patient days	370,407	332,978	707,875	615,198
Average revenue per patient day	$152.44	$153.28	$154.42	$153.27
Organic growth excluding Almost Family: (1)(2)
Total new admissions	9.6%	2.5%	7.9%	3.8%

Home and Community-Based Services:
Locations	80	80	80	80
Acquired	3	64	3	64
De novo	—	—	—	4
Divested/Consolidated	(3)	—	(3)	—
Average daily census	14,002	14,557	14,033	14,528
Billable hours	2,292,719	2,227,831	4,564,613	2,706,614
Revenue per billable hour	$23.46	$24.13	$23.44	$25.15

Facility-Based Services:
Long-term Acute Care
Locations	12	12	12	12
Acquired	—	—	—	—
Divested/Consolidated	—	(2)	—	(2)
Patient days	19,970	21,303	39,606	43,863
Average revenue per patient day	$1,270	$1,300	$1,278	$1,274
Occupancy rate	70.8%	69.9%	70.6%	72.4%

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(2) Almost Family locations remain counted as acquired locations due to continued system integrations, which will be completed by the end of 2019.

LHC GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUE AFTER ADOPTION OF ASU 2014-09
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$525,120	$509,742	$1,036,057	$805,722
Less: Implicit price concession (1)	7,278	7,718	15,630	12,644
Net service revenue	$517,842	$502,024	$1,020,427	$793,078

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to LHC Group, Inc.’s common stockholders	$25,000	$16,797	$43,856	$21,792
Add (net of tax):
AFAM and other acquisition expenses (2)	6,713	5,860	11,981	12,171
Closures/relocations/consolidations (3)	1,537	2,464	3,781	2,464
Income tax effect of adjustments to income	—	689	—	689
Provider moratorium impairment (4)	—	—	4,332	—
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$33,250	$25,810	$63,950	$37,116

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to LHC Group, Inc.’s common stockholders	$0.80	$0.55	$1.41	$0.89
Add (net of tax):
AFAM and other acquisition expenses (2)	0.22	0.19	0.39	0.53
Closures/relocations/consolidations (3)	0.05	0.08	0.12	0.08
Income tax effect of adjustments to income	—	0.02	—	0.02
Provider moratorium impairment (4)	—	—	0.14	—
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$1.07	$0.84	$2.06	$1.52
  Provision for bad debts are classified as implicit price concessions in determining the transaction price of the Company's net service revenue.
  Transition, integration and Homecare Homebase conversion expenses and other costs associated with the acquisition of Almost Family and other recently announced or completed acquisitions. ($9.3 million pre-tax in the three months ended June 30, 2019 and $16.6 million in the six months ended June 30, 2019, which includes a $2.2 million lease termination charge that occurred in the second quarter of 2019).
  Expenses and impairments associated with the closure or consolidation of 13 locations in the second quarter of 2019 along with residual costs and expenses in connection with the closures in the first quarter of 2019. ($2.1 million pre-tax in the three months ended June 30, 2019 and $5.2 million in the six months ended June 30, 2019).
  During the six months ended June 30, 2019, the Company recorded $6.0 million of moratoria impairment as a result of the Centers for Medicare and Medicaid Services (“CMS”) action to remove all federal moratoria with regard to Medicare provider enrollment.

Contact:
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com